                                                      Registration No.
                                                                      ----------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           ----------------------

                         INSIGHT HEALTH SERVICES CORP.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   33-0702770
                      (I.R.S. Employer Identification No.)

                            4400 MACARTHUR BOULEVARD
                        NEWPORT BEACH, CALIFORNIA 92660
          (Address of principal executive offices, including zip code)

         INSIGHT HEALTH SERVICES CORP. 1996 EMPLOYEE STOCK OPTION PLAN
        INSIGHT HEALTH SERVICES CORP. 1996 DIRECTORS' STOCK OPTION PLAN
             AMERICAN HEALTH SERVICES CORP. 1987 STOCK OPTION PLAN
            AMERICAN HEALTH SERVICES CORP. 1989 STOCK INCENTIVE PLAN
         AMERICAN HEALTH SERVICES CORP. 1992 OPTION AND INCENTIVE PLAN
                   MAXUM HEALTH CORP. 1989 STOCK OPTION PLAN
                   MAXUM HEALTH CORP. STOCK OPTION AGREEMENTS
                           (Full titles of the plans)

                                E. LARRY ATKINS
                               PRESIDENT AND CEO
                         INSIGHT HEALTH SERVICES CORP.
                            4400 MACARTHUR BOULEVARD
                        NEWPORT BEACH, CALIFORNIA 92660
                    (Name and address of agent for service)

                                 (714) 476-0733
         (Telephone number, including area code, of agent for service)

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                            GERALD P. MCCARTIN, ESQ.
                        ARENT FOX KINTNER PLOTKIN & KAHN
                         1050 CONNECTICUT AVENUE, N.W.
                             WASHINGTON, D.C. 20036
                                 (202) 857-6090

                        CALCULATION OF REGISTRATION FEE

=========================================================================================================

                                                          Proposed          Proposed
                                                           Maximum          Maximum
                                           Amount      Offering Price      Aggregate        Amount of
         Title of Securities                to be         Per Share         Offering      Registration
           to be Registered              Registered                          Price             Fee
---------------------------------------------------------------------------------------------------------
 Common Stock, $.001 par value


                                           80,730          $.10452           $8,438
                                            1,495          .15677             234
                                           49,335          .41806            20,625
                                           53,820          .83612            45,000
                                           44,850          1.25418           56,250
                                           42,000           2.50            105,000
                                            3,000           3.75             11,250
                                           45,000           5.37            241,650
                                           15,000           7.00            105,000
                                           614,433        6.3125(1)       3,878,608(1)
                                           208,000          6.25           1,300,000
                                           18,688         15.63545          292,195
                                            9,000          16.20            145,800         $2,142.00
=========================================================================================================

(1) Pursuant to Rule 457(h), based on the last sale price of the Common Stock on November 7, 1996, as reported by the Wall Street Journal.
--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.    PLAN INFORMATION*

ITEM 2.    REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed by the registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

          1. The registrant's Prospectus (the "Prospectus") filed with the Securities and Exchange Commission on May 13, 1996, pursuant to Rule 424(b)(3) under the Securities Act of 1933.

          2. Description of the registrant's Common Stock contained in the Prospectus.

          3. The registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 1996.

          4. The Company's Transition Report on Form 10-Q for the period from January 1, 1996 to June 26, 1996 filed with the Securities and Exchange Commission on August 12, 1996.

          5. The Company's Annual Report on Form 10-K for the six months ended June 30, 1996 filed with the Securities and Exchange Commission on October 15, 1996.

          In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation formed under Delaware law is permitted to indemnify its directors, officers, and other corporate agents, against any expenses (including reasonable attorneys' fees), judgments, fines, and amounts paid in settlement of nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit, or proceeding in which they or any of them were or are made parties or threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the Delaware Law does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for expenses the court deems proper in light of the liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

          The registrant's bylaws provide that registrant may indemnify its directors, officers, and certain of its other corporate agents to the fullest extent permitted under the Delaware Law for all expense, liability and loss (including attorneys' fees actually and reasonably incurred by them) in a proceeding by reason of such capacity.

          The registrant's certificate of incorporation states that, to the fullest extent permitted by the Delaware Law, a director of the registrant shall not be liable to the registrant or its stockholders for monetary damages for a breach of fiduciary duty as the registrant's director.

          The registrant has purchased and maintains liability insurance against liabilities that may be asserted against such persons in connection with the registrant, whether or not indemnification against such liabilities would be permitted under the provisions of the registrant's certificate of incorporation or bylaws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.   EXHIBITS

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

               provided, however, that the undertakings set forth in paragraphs
               (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
                                     o o o

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newport Beach, California on the 31st day of October, 1996.

                                        INSIGHT HEALTH SERVICES CORP.


                               By:      /s/ E. LARRY ATKINS
                                        ------------------------------
                                        E. Larry Atkins
                                        President and CEO

                               POWER OF ATTORNEY

                 Each person whose signature appears below constitutes and appoints E. Larry Atkins his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all Amendments (including post-effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                          DATE
---------                                  -----                          ----
 /s/ FRANK E. EGGER               Chairman of the Board             October 31, 1996
-----------------------           and Director
Frank E. Egger


/s/ E. LARRY ATKINS               President, Chief Executive        October 31, 1996
-----------------------           Officer and Director
E. Larry Atkins


/s/ THOMAS V. CROAL               Principal Financial and           October 31, 1996
-----------------------           Accounting Officer
Thomas V. Croal


/s/ LEONARD H. HABAS              Director                          October 31, 1996
-----------------------
Leonard H. Habas


/s/ RONALD G. PANTELLO            Director                          October 31, 1996
-----------------------
Ronald G. Pantello


/s/ GRANT R. CHAMBERLAIN          Director                          October 31, 1996
------------------------
Grant R. Chamberlain

                                 EXHIBIT INDEX


EXHIBIT

4       Instruments Defining Rights of Security Holders

        (a) InSight Health Services Corp. 1996 Employee Stock Option Plan, incorporated by reference to the registrant's proxy statement (the "Proxy Statement"), filed with the Securities and Exchange Commission on April 29, 1996.

        (b) InSight Health Services Corp. 1996 Directors' Stock Option Plan, incorporated by reference to the registrant's Proxy Statement.

        (c) American Health Services Corp. 1987 Stock Option Plan, incorporated by reference to Post-Effective Amendment No. 4 on Form S-1 to American Health Service Corp.'s Registration Statement on Form S-18 (Registration No. 33-00088), filed with the Securities and Exchange Commission on August 28, 1987.

        (d) American Health Services Corp. 1989 Stock Incentive Plan, incorporated by reference to American Health Service Corp.'s Annual Report on Form 10-K for the year ended December 31, 1990.

        (e) American Health Services Corp. 1992 Option and Incentive Plan, incorporated by reference to American Health Service Corp.'s Registration Statement on Form S-8 (Registration No. 33-51531), filed with the Securities and Exchange Commission on September 1, 1992.

        (f) Maxum Health Corp. 1989 Stock Option Plan, incorporated by reference to Maxum Health Corp.'s Annual Report on Form 10-K for the year ended December 31, 1993.

        (g) Form of Maxum Health Corp. Stock Option Agreements, dated as of August 17, 1994, incorporated by reference to InSight Health Services Corp.'s Annual Report on Form 10-K for the six months ended June 30, 1996, filed with the Securities and Exchange Commission on October 15, 1996.

5       Opinion of Arent Fox Kintner Plotkin & Kahn.

23      Consents.

        (a)   Consent of Arent Fox Kintner Plotkin & Kahn: included in Exhibit
              5.

        (b)   Consent of Arthur Andersen LLP.

        (c)   Consent of Deloitte & Touche LLP.

24      Power of Attorney: included on signature page.